Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Cullgen Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Cullgen Inc. (the Company) as of December 31, 2025, the related consolidated statements of comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2025, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young Hua Ming LLP

We have served as the Company’s auditor since 2025.

Shanghai, the People’s Republic of China

July 15, 2026

Index
Cullgen Inc.
Consolidated Balance Sheet
(in thousands, except share and per share data)
December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$12,122
Short-term investments	28,085
Prepaid expenses and other current assets	6,786
Amounts due from related parties	-
Total current assets	46,993
Non-current assets:
Property and equipment, net	3,951
Operating lease right-of-use assets	2,478
Other non-current assets	209
Total non-current assets	6,638
Total assets	$53,631

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$1,211
Accrued expenses and other current liabilities	2,633
Operating lease liabilities, current	483
Deferred revenue, current	1,170
Total current liabilities	5,497
Non-current liabilities:
Operating lease liabilities, non-current	2,001
Deferred revenue, non-current	57
Total non-current liabilities	2,058
Total liabilities	7,555
Commitments and contingencies (Note 15)
Redeemable convertible preferred stock, $0.0001 par value per share, 57,821,355 shares authorized, 57,821,355 shares issued and outstanding as of December 31, 2025; aggregate liquidation preference of $116,000 as of December 31, 2025.	173,467
Stockholders’ deficit:
Common stock, $0.0001 par value per share, 143,329,269 shares authorized, 10,023,615 shares issued and outstanding as of December 31, 2025	1
Additional paid-in capital	5,127
Accumulated deficit	(132,179)
Accumulated other comprehensive loss	(340)
Total stockholders’ deficit	(127,391)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$53,631

The accompanying footnotes are an integral part of these consolidated financial statements.

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Cullgen Inc.
Consolidated Statement of Comprehensive Loss
(in thousands, except share and per share data)
Year Ended December 31, 2025
Collaboration revenue	$15,373
Operating expenses:
Research and development expenses	19,330
General and administrative expenses	10,246
Total operating expenses	29,576
Other operating income, net	403
Loss from operations	(13,800)
Foreign currency exchange loss	(198)
Interest income	1,905
Other income, net	198
Loss before income taxes	(11,895)
Income tax benefit	1,090
Net loss	$(10,805)
Accretion of redeemable convertible preferred stock	(14,801)
Net loss attributable to common stockholders	(25,606)
Net loss per share attributable to common stockholders - basic and diluted	$(2.55)
Weighted average common stocks outstanding - basic and diluted	10,023,615

Other comprehensive loss:
Unrealized gains on short-term investments	23
Reclassification adjustment for gains included in net loss	(10)
Foreign currency translation adjustment	432
Comprehensive loss	(10,360)
Comprehensive loss attributable to common stockholders	(25,161)

The accompanying footnotes are an integral part of these consolidated financial statements.

Index
Cullgen Inc.
Consolidated Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share data)
	Redeemable convertible preferred stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, January 1, 2025	57,821,355	$158,666	10,023,615	$1	$4,190	$(785)	$(106,573)	$(103,167)
Stock-based compensation expense	—	—	—	—	937	—	—	937
Accretion of redeemable convertible preferred stock	—	14,801	—	—	—	—	(14,801)	(14,801)
Unrealized gains on short-term investments	—	—	—	—	—	23	—	23
Reclassification adjustment for gains included in net loss	—	—	—	—	—	(10)	—	(10)
Foreign currency translation adjustment	—	—	—	—	—	432	—	432
Net loss	—	—	—	—	—	—	(10,805)	(10,805)
Balance, December 31, 2025	57,821,355	$173,467	10,023,615	$1	$5,127	$(340)	$(132,179)	$(127,391)

The accompanying footnotes are an integral part of these consolidated financial statements.

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Cullgen Inc.
Consolidated Statement of Cash Flows
(in thousands)
Year Ended December 31, 2025
Cash flows from operating activities:
Net loss	$(10,805)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	937
Non-cash operating lease expenses	834
Depreciation and amortization	817
Accretion of premium or discount on short-term investments	(88)
Foreign currency exchange gain	(39)
Others	42
Changes in operating assets and liabilities:
Prepaid expense and other current assets	(1,923)
Amounts due from related parties	26
Accounts payable	(393)
Amounts due to related parties	—
Deferred revenue	(9,971)
Accrued expenses and other current liabilities	(1,136)
Operating lease liabilities	660
Net cash used in operating activities	(21,039)
Cash flows from investing activities:
Purchase of property and equipment	(1,717)
Purchase of available-for-sale securities	(24,985)
Purchase of time deposit investments	(8,000)
Proceeds of available-for-sale securities	23,777
Proceeds of time deposit investments	19,000
Proceeds from disposal of property, plant and equipment	100
Net cash provided by investing activities	8,175
Cash flows from financing activities:
Payments of transaction costs	(2,573)
Net cash used in financing activities	(2,573)
Effect of exchange rate changes on cash, cash equivalents	$324
Net decrease in cash and cash equivalents	(15,113)
Cash and cash equivalents at beginning of year	27,235
Cash and cash equivalents at end of year	$12,122
Supplemental disclosure of cash flow information:
Income tax paid	(1,500)
Supplemental disclosure of non-cash operating activities:
Right-of-use assets obtained in exchange for operating lease liabilities	1,542
Derecognition of the right-of-use assets and operating lease liabilities due to lease termination	84
Supplemental disclosure of non-cash investing and financing activities:
Accretion of redeemable convertible preferred stock	14,801
Unpaid transaction costs included in accrued expenses and other current liabilities	174

The accompanying footnotes are an integral part of these consolidated financial statements.

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Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

1. Description of Business and Liquidity
Cullgen Inc., or together with its subsidiaries, the Company, was incorporated in the state of Delaware on January 12, 2018. The Company is a privately held biopharmaceutical company dedicated to the development of medicines for the treatment of diseases lacking effective therapeutic approaches. The Company is headquartered in San Diego, California.

Risks and Uncertainties
The Company is subject to risks common to companies in the biopharmaceutical industry, including but not limited to, the need for additional capital, risks of failure of preclinical studies and clinical trials, dependence on key personnel, protection of proprietary technology, and development of technological innovations by competitors.

Liquidity and Capital Resources
Since its inception, the Company’s primary activities have been focused on performing research and development activities, building the Company’s intellectual property, recruiting personnel, and raising capital to support these activities. To date, the Company has funded its operations primarily with proceeds received from the issuances of redeemable convertible preferred stock and common stock, and through its collaboration agreements.
The Company has incurred recurring losses since its inception. As of December 31, 2025, the Company had an accumulated deficit of $132,179. To date, the Company has not generated any revenue from product sales as none of its product candidates has been approved for commercialization. The Company expects to continue to generate operating losses for the foreseeable future.
The Company currently expects that its existing cash, cash equivalents and short-term investments will be sufficient to fund operating expenses and capital requirements for at least the next 12 months. However, the Company may potentially continue to have an ongoing need to raise additional cash from outside sources to fund its operations. The Company plans to continue to fund its operations through capital raising, collaborations or partnerships with other companies.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation
The accompanying consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and include the accounts of the Company and its subsidiaries. All intercompany balances, transactions, and profits have been eliminated through the preparation of the consolidated financial statements.

Use of Estimates
The preparation of consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates include revenue recognition, accruals for research and development expenses, valuation of stock-based compensation awards, fair value of preferred stock warrant liabilities, and estimating the incremental borrowing rate for leases. Actual results may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Foreign Currency
The Company’s functional currency and reporting currency are the U.S. dollar (“$” or U.S. dollar). Transactions in subsidiaries are recorded in the functional currency of the respective subsidiary. The determination of functional currency is based on the criteria of Accounting Standard Codification (“ASC”) 830, Foreign Currency Matters.

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Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)
For subsidiaries whose functional currencies are not the U.S. dollar, the Company uses the average exchange rate for the period and the exchange rate at the balance sheet date, to translate the operating results and financial position to U.S. dollar, the reporting currency, respectively. Translation differences are recorded in accumulated other comprehensive loss, a component of stockholders’ deficit. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing on the transaction dates. Foreign currency denominated financial assets and liabilities are remeasured at the exchange rates prevailing at the balance sheet date. Remeasurement exchange gains and losses are included in the consolidated statement of comprehensive loss.
Segments
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the chief operating decision maker (“CODM”), to allocate resources and assess performance. The Company’s CODM is its chief executive officer, who makes operating decisions, assesses performance and allocates resources on a consolidated basis. The Company has one reportable segment.
Cash and Cash Equivalents
The Company considers all highly liquid short-term investments with an original maturity of 90 days or less to be cash equivalents. The cash and cash equivalents balance on December 31, 2025, represents cash in readily available checking accounts, money market funds, U.S. treasury securities and commercial paper with an original maturity of 90 days or less.
Short-Term Investments
The Company’s short-term investments including short-term time deposit with maturity within 1 year and marketable securities. The Company classifies its marketable securities as available-for-sale securities, which include commercial paper, corporate debt securities and U.S. government agency securities. These securities recorded at fair value with the related unrealized gains and losses included in accumulated other comprehensive loss. Premiums or discounts from par value are amortized to investment income over the life of the underlying investment and are included in ‘interest income’ within the consolidated statement of comprehensive loss. All the Company’s available-for-sale securities are available to the Company for use in current operations. As a result, the Company classified all these securities as current assets even though the stated maturity of some individual securities may be one year or more beyond the balance sheet date.
The cost of securities sold is determined on a specific identification basis, and realized gains and losses are included in ‘Net loss’ within the consolidated statement of comprehensive loss. If any adjustment is required to reflect a decline in the value of the investment that the Company considers to be “other than temporary”, the Company recognizes a charge to the consolidated statement of comprehensive loss. No such adjustments were necessary during the periods presented.
Concentration of Credit Risk
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents and short-term investments marketable. The Company maintains cash, cash equivalents, and short-term investments at accredited financial institutions and amounts may exceed federally insured limits. The Company has no off-balance sheet concentrations of credit risk, such as foreign currency exchange contracts, option contracts, or other hedging arrangements.
For the year ended December 31, 2025, all revenue was generated from one customer as part of the collaboration agreement described in Note 8.

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Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)
Property and Equipment, Net
Property, plant and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives, considering residual value, if any. The table below sets forth the estimated useful life and residual value:
Asset Category	Estimated Useful Lives
Furniture and fixtures	5-10 years
Equipment	5-10 years
Leasehold improvements	Shorter of estimated useful life or remaining lease term

Expenditures for maintenance and repairs are expensed as incurred. Upon retirement or sale, the cost of assets disposed of the related accumulated depreciation/amortization are removed from the accounts and any resulting gain or loss is recognized in the consolidated statement of comprehensive loss.
Direct costs that are related to the construction of property and equipment, and incurred in connection with bringing the assets to their intended use are capitalized as construction in progress. Construction in progress is transferred to specific property and equipment, and the depreciation of these assets commences when the assets are ready for their intended use.
Impairment of Long-Lived Assets
The Company evaluates the recoverability of its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. When these events occur, the Company compares the carrying amount of the assets against the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. When the sum of the estimated undiscounted future cash flows is less than the carrying value of the assets being evaluated, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets when the market prices are not readily available. The adjusted carrying amount of the assets is the new cost basis and is depreciated over the assets’ remaining useful lives. No impairment loss was recognized for the year ended December 31, 2025.
Revenue Recognition
When the Company enters into collaboration agreements, it assesses whether the arrangements fall within the scope of ASC 808, Collaborative Arrangements (“ASC 808”) based on whether the arrangements involve joint operating activities and whether both parties have active participation in the arrangement and are exposed to significant risks and rewards. To the extent that the arrangement falls within the scope of ASC 808, the Company assesses whether the payments between the Company and its collaboration partner fall within the scope of other accounting literature. If it concludes that payments from the collaboration partner to the Company represent consideration from a customer, such as license fees and contract research and development activities, the Company accounts for those payments within the scope of Accounting Standards Update (ASU) No. 2014-09 (Topic 606), Revenue from Contracts with Customers (“ASC 606”).
Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation.
The Company has no products approved for commercial sales and has not generated any revenue from commercial product sales. The total revenue to date has been generated principally from collaboration and license agreement.

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)
Collaboration Revenue: The Company derives revenue from collaboration arrangements, under which the Company may grant licenses to its collaboration partners to further develop and commercialize its proprietary product candidates. The Company may also perform research and development activities under the collaboration agreements. Consideration under these contracts generally includes a nonrefundable upfront payment, development, regulatory and commercial milestones and other contingent payments, and royalties.
The Company assesses which activities in the collaboration agreements are considered distinct performance obligations that should be accounted for separately.
At the inception of each agreement, the Company determines the arrangement transaction price, which includes variable considerations, based on the assessment of the probability of achievement of future milestones and contingent payments and other potential considerations.
For arrangements that include multiple performance obligations, the Company allocates the transaction price to the identified performance obligations based on the standalone selling price, or SSP, of each distinct performance obligation. In instances where SSP is not directly observable, the Company develops assumptions that require judgment to determine the SSP for each performance obligation identified in the contract. These key assumptions may include full-time equivalent, or FTE, personnel effort, estimated costs, discount rates and probabilities of clinical development and regulatory success.
Upfront Payments: For collaboration arrangements that include a nonrefundable upfront payment, if the license fee and research and development services cannot be accounted for as separate performance obligations, the transaction price is deferred and recognized as revenue over time by measuring its progress towards the complete satisfaction of the relevant performance obligation using an appropriate input or output method based on the nature of the service promised to the customer. The Company uses judgement to assess the pattern of delivery of the performance obligation.
Research and Development Services: For amounts allocated to the Company’s research and development obligations in a collaboration arrangement, the Company recognizes revenue over time as delivery or performance of such services occurred.
Milestone and Contingent Payments: At the inception of the arrangement and at each reporting date thereafter, the Company assesses whether it should include any milestone and contingent payments or other forms of variable consideration in the transaction price using the most likely amount method. If it is probable that a significant reversal of cumulative revenue would not occur upon resolution of the uncertainty, the associated milestone value is included in the transaction price. At the end of each subsequent reporting period, the Company re-evaluates the probability of achievement of each milestone and any related constraint and, if necessary, adjusts its estimate of the overall transaction price. Since milestone and contingent payments may become payable to the Company upon the initiation of a clinical study or filing for or receipt of regulatory approval, the Company reviews the relevant facts and circumstances to determine when the Company should update the transaction price, which may occur before the triggering event. When the Company updates the transaction price for milestone and contingent payments, the Company allocates the changes in the total transaction price to each performance obligation in the agreement on the same basis as the initial allocation. Any such adjustments are recorded on a cumulative catch-up basis in the period of adjustment, which may result in recognizing revenue for previously satisfied performance obligations in such period. The Company’s collaborators generally pay milestones and contingent payments after the achievement of the triggering event.
Revenue subject to governmental withholding taxes is recognized on a gross basis with the withholding taxes recorded as a component of income tax expense.

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)
Research and Development Expenses
The Company records accrued expenses for estimated costs of the research and development activities conducted by third party service providers, which include outsourced research and development expenses, stock-based compensation and professional services. The Company records the estimated costs of research and development activities based upon the estimated amount of services provided but not yet invoiced, and includes these costs in current liabilities and within research and development expense.
Nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized and recognized as an expense as the goods are delivered or the related services are performed.
For outsourced research and development expenses, such as professional fees payable to third parties for preclinical studies, clinical trials and research services and other consulting costs, the Company estimates the expenses based on the services performed, pursuant to contracts with research institutions that conduct and manage preclinical studies, clinical trials and research services on the Company’s behalf. The Company estimates these expenses based on discussions with internal management personnel and external service providers as to the progress or stage of completion of services and the contracted fees to be paid for such services. If the actual timing of the performance of services or the level of effort varies from the original estimates, the Company will adjust the accrual accordingly. Payments made to third parties under these arrangements in advance of the performance of the related services by the third parties are recorded as prepaid expenses until the services are rendered.
General and Administrative Expenses
General and administrative expenses consist primarily of personnel and related costs for the Company’s executive, finance, legal, human resources, and administrative personnel, including salaries, benefits, stock-based compensation, and bonuses; legal, accounting, and other professional service fees; other corporate expenses including employee business expenses, facilities expense as well as information technology costs.
Fair Value of Financial Instruments
Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1 — This level consists of quoted prices in active markets for identical assets or liabilities.

Level 2 — This level consists of quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3 — This level consists of unobservable inputs in situations where there is little or no market activity of the asset and liability, and the reporting entity makes estimates of assumptions relating to the pricing of the asset or liability, including assumptions regarding risk.
The Company’s cash equivalents, short-term investments and preferred stock warrant liabilities are carried at fair value, determined according to the fair value hierarchy described above. The carrying values reported in the Company’s consolidated balance sheet for cash, accounts payable, and accrued expenses are reasonable estimates of their fair values due to the short-term nature of these items.

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)
Leases
The Company accounts for leases under ASU 2016-02, Leases (Topic 842). The Company determines if an arrangement includes a lease at inception. Right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The right-of-use asset includes any lease payments made on or before the lease commencement date, less lease incentives received. The incremental borrowing rate is used in determining the present value of future payments. The Company utilizes its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. The determination of the Company’s incremental borrowing rate requires judgment, and the Company considers various factors, including level of collateralization, estimated credit rating, and the currency in which the lease is denominated. The lease terms may include options to extend or terminate the lease. Lease expense for operating leases is recognized on a straight-line basis over the non-cancelable lease term. Variable lease expense relates primarily to office lease common area maintenance, insurance, and property taxes, is expensed as incurred, and is excluded from the calculation of the lease liability and right-of-use asset. The Company does not have any finance leases.
The Company has elected not to recognize a right-of-use asset and lease liability for short-term leases. A short-term lease is a lease with an expected lease term of 12 months or less and which does not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. Lease agreements that include lease and non-lease components are accounted for as a single lease component.
Stock-Based Compensation
Employee share-based awards
The Company accounts for its share-based payments in accordance with ASC 718, Compensation — Stock Compensation (“ASC 718”). The Company determines whether an award should be classified and accounted for as a liability award or equity award. With the assistance of an independent third-party valuation firm, the Company determines the grant-date fair value of the share-based awards to measure share-based compensation cost. In accordance with ASC 718, the Company recognizes share-based compensation cost for equity awards with a performance condition based on the probable outcome of that performance condition. Compensation cost is only recognized if it is probable that the performance condition will be achieved and shall not be recognized if it is not probable that the performance condition will be achieved. The Company accounts for forfeitures as they occur. For awards with graded vesting that vest based solely on a service condition, the Company uses the straight-line method to recognize compensation cost.
Cancellation of awards
A cancellation of an award that is not accompanied by the concurrent grant of (or offer to grant) a replacement award or other valuable consideration shall be accounted for as a repurchase for no consideration. Accordingly, any previously unrecognized compensation cost shall be recognized immediately at the cancellation date.
Modification of awards
A change in any of the terms or conditions of the awards is accounted for as a modification of the award. When the vesting conditions (or other terms) of the share-based awards are modified, the Company first determines on the modification date whether the original vesting conditions were expected to be satisfied, regardless of the entity’s policy election for accounting for forfeitures. If the original vesting conditions are expected to be satisfied, the Company will recognize the remaining unrecognized compensation cost for the original award over the remaining requisite service period based on the grant-date fair value of the original award. If the original vesting conditions are not expected to be satisfied, the grant-date fair value of the original equity awards is ignored and the fair value of the equity award measured at the modification date is recognized if the modified award ultimately vests.
Classification and Accretion of Redeemable Convertible Preferred Stock
The Company classified redeemable convertible preferred stock outside of stockholders’ deficit because the shares contained certain redemption features that were not solely within the control of the Company. Costs incurred in connection with the issuance of each series of redeemable convertible preferred stock were recorded as a reduction of gross proceeds from issuance.

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)
The carrying value of the Series A, Series B, and Series C redeemable convertible preferred stock is accreted to redemption value from the date of issuance to the earliest redemption date using the effective interest method. Adjustments to the carrying values of the redeemable convertible preferred stock at each reporting date resulted in an increase or decrease to net loss attributable to common stockholders.
Income Taxes
The Company follows the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.
The Company accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties arising from underpayment of income taxes are computed in accordance with the applicable tax laws. The amount of interest expense is computed by applying the applicable statutory rate of interest to the difference between the tax position recognized and the amount previously taken or expected to be taken in a tax return. Interest and penalties recognized in accordance with ASC 740 are classified in the consolidated statement of comprehensive loss as income tax expense.
The Company recognizes income tax expense for basis differences related to global intangible low-taxed income (“GILTI”) as a period cost if and when incurred. GILTI is a category of income that is earned abroad by U.S.-controlled foreign corporations (CFCs) and is subject to special treatment under the U.S. tax code.
Comprehensive Loss
Comprehensive loss is defined as the changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive loss be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive loss includes foreign currency translation differences and unrealized gain or loss from available for sale securities which is presented in the consolidated statement of comprehensive loss.
Government Subsidies
Government subsidies that involve no conditions or continuing performance obligations of the Company are recognized as ‘other income, net’ upon receipt. In the event government grants or incentives involve continuing performance obligations, the Company will capitalize the payment as deferred revenue and recognize the same financial statement caption as the performance obligation relates over the performance period.
The Company considers the nature of each government subsidy to determine whether the related income shall be recorded as “Other operating income, net” or “Other income, net” in the consolidated statement of comprehensive loss.
Net Loss Per Share
Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive common shares, using the two-class method.
Under the two-class method, net income is allocated between common stock and participating securities based on dividends declared or accumulated and participating rights in undistributed earnings as if all the earnings for the reporting period had been distributed.
The Company’s participating securities do not share in losses of the Company. Therefore, the basic net loss per share is the same as diluted net loss per share as the inclusion of all potentially dilutive securities would have been anti-dilutive given the net loss of the Company for all the periods presented.

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Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)
Recently Issued Accounting Pronouncements Not Yet Adopted
In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”) which requires enhanced disclosure of specified categories of expenses included in certain expense captions presented on the face of the income statement. This guidance will be effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. The Company is currently evaluating the new guidance to determine its adoption approach and the impact on the presentation and disclosures of its consolidated statements of operations and comprehensive loss.
3. Fair Value Measurements
The following tables present the Company’s fair value hierarchy for its assets and liabilities that are measured at fair value on a recurring basis:
	Fair Value Measurements as of December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents
Money market funds	$167	$—	$—	$167
Short-term investments
Available-for-sale securities
U.S. government agency securities	—	2,000	—	2,000
Corporate debt securities	—	23,146	—	23,146
Commercial paper	—	2,939	—	2,939
Total assets	$167	$28,085	$—	$28,252

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)
Money market funds are valued by the Company based on quoted market prices, which represent a Level 1 measurement within the fair value hierarchy. U.S. treasury securities, commercial paper, corporate debt securities and U.S. government agency securities are valued by the Company using quoted prices in active markets for similar securities, which represent a Level 2 measurement within the fair value hierarchy.
4. Short-Term Investments

The amortized cost, gross unrealized holding gains or losses, and fair value of the Company’s short-term investments by major security type as of December 31, 2025, are summarized in the table below:

	December 31, 2025
	Amortized Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments:
Available-for-sale securities
U.S. government agency securities	2,000	—	—	2,000
Corporate debt securities	22,866	280	—	23,146
Commercial paper	2,939	—	—	2,939
Total	$27,806	$280	$—	$28,085

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)
5. Consolidated Balance Sheet Components

Prepaid Expenses and Other Current Assets

The prepaid expenses and other current assets are comprised of the following:
December 31, 2025
Advances to research and development suppliers	$615
Deferred issuance costs	3,831
Income tax recoverable	1,069
Other tax recoverable	880
Advances to other suppliers	391
Total prepaid expenses and other current assets	$6,786

Property and Equipment, Net

Property, plant and equipment, net, consist of the following:
December 31, 2025
Furniture and fixtures	$66
Equipment	5,073
Leasehold improvements	2,238
Total property and equipment	7,377
Less: Accumulated depreciation	(3,426)
Total property and equipment, net	$3,951

Depreciation expenses for the year ended December 31, 2025, were $814.
Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities included the following:
December 31, 2025
Accrued compensation and benefits	$1,333
Renovation service fee	15
Accrued taxes	194
Accrued expenses	1,039
Others	52
Total accrued expenses and other current liabilities	$2,633

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

6. Leases

Operating Leases

The Company leases facilities under noncancelable operating leases maturing at various dates through February 2037.

The components of lease expense are as follows:
Year Ended December 31, 2025
Operating lease expense	$834

The Company’s short-term lease expense for the year is immaterial to the financial statements. As of December 31, 2025, the Company had no significant lease contract that has been entered into but not yet commenced.

The weighted average remaining lease term and discount rate related to the Company’s operating leases are as follows:
December 31, 2025
Weighted-average lease term (in years)	9.95
Weighted-average discount rate	9.42%

The following information represents supplemental disclosure for the statement of cash flows related to the operating leases:
Year Ended December 31, 2025
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows under operating leases	$836

Future minimum lease payments under operating lease agreements as of December 31, 2025, are as follows:
Year Ending December 31,	Operating Leases
2026	$670
2027	668
2028	533
2029	190
2030	190
Thereafter	1,153
Total minimum lease payments	3,404
Less: imputed interest	920
Total lease liability	$2,484

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

7. Redeemable Convertible Preferred Stock, Warrant Liabilities, Common Stock, and Stockholders’ Deficit

The Company had authority to issue 201,150,624 shares of stock as of December 31, 2025, consisting of 143,329,269 shares of Common Stock, $0.0001 par value, as of December 31, 2025; and 57,821,355 shares of Preferred Stock, $0.0001 par value, as of December 31, 2025.
Redeemable Convertible Preferred Stock

In April 2023, the Company sold and issued 13,329,269 shares of Series C redeemable convertible preferred stock at $2.63 per share, resulting in net proceeds of $34,321, including 2,285,018 shares issued to GNI USA, Inc., an entity controlled by GNI Group Ltd., the Company’s ultimate parent company.

The redeemable convertible preferred stock is divided into series.

As of December 31, 2025, the Company’s redeemable convertible preferred stock consisted of the following:
	December 31, 2025
	Shares Authorized	Shares Issued and Outstanding	Issue Price Per Share	Conversion Price Per Share	Net Carrying Value	Aggregate Liquidation Preference
Series Seed-1*	10,000,000	10,000,000	$1.00	$1.00	$8,560	$10,000
Series Seed-2*	5,000,000	5,000,000	$1.00	$0.80	8,637	5,000
Series A	9,411,765	9,411,765	$1.70	$1.70	30,606	16,000
Series B*	20,080,321	20,080,321	$2.49	$2.49	80,790	50,000
Series C*	13,329,269	13,329,269	$2.63	$2.63	44,874	35,000
Total	57,821,355	57,821,355			173,467	$116,000

*
As of December 31, 2025, all of the shares of Series Seed-I and Series Seed-2, 4,016,064 shares of Series B, and 2,285,018 shares of Series C, were issued to GNI USA, Inc.; and 4,819,278 shares of Series B were issued to GNI Group Ltd.

The rights, preferences and privileges of the redeemable convertible preferred stock are as follows:

Conversion Rights

Each share of redeemable convertible preferred stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the original issue price by the conversion price in effect at the time of conversion.

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Each share of Series C redeemable convertible preferred stock will automatically convert into shares of common stock at the then-effective conversion price upon the consummation of a qualifying IPO or the vote or written consent of holders of at least 67% of the voting power of the Series C redeemable convertible preferred stock then outstanding. Each share of Series Seed-1, Series Seed-2, Series A and B redeemable convertible preferred stock will automatically convert into shares of common stock at the then-effective conversion price upon the consummation of a qualifying IPO or the vote or written consent of holders of at least a majority of the voting power of the redeemable convertible preferred stock then outstanding.

Redemption

Following the fifth anniversary of December 6, 2022, the date on which a share of Series C Preferred is first issued, or upon the submission of any redemption request by the Series A or B Preferred stockholders, and in either cases elected by Series C Preferred lead investors, the Company will redeem all of the shares of the Series C Preferred then outstanding within 60 days, paying the original issue price plus any unpaid dividends and a 10% annual compounded, noncumulative return on the original issue price for each year such shares were outstanding.

Following the fifth anniversary of April 8, 2019, the date on which a share of Series A redeemable convertible preferred stock is first issued, the holders of Series A and Series B redeemable convertible preferred stock can request the company to redeem their shares. A 67% majority of holders of Series B redeemable convertible preferred stock or a simple majority of holders of Series A redeemable convertible preferred stock can initiate such redemption. Upon such a redemption request, the Company is obligated to redeem all outstanding shares of the requested series within 60 days, paying the original issue price plus any unpaid dividends and a 10% annual compounded return for each year such shares were outstanding.

The Company recognizes the initial carrying amount of preferred stock at its fair value at date of issue, net of issuance costs. The Company uses interest method to accrete changes in the redemption value over the period from the date of issuance to the earliest redemption.

Voting

Each holder of shares of redeemable convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which shares held by such holder are convertible. Each holder of shares of Series Seed-1 redeemable convertible preferred stock shall be entitled to two votes per share of Series Seed-1 redeemable convertible preferred stock. However, if a share of Series Seed-1 redeemable convertible preferred stock is converted into common stock in accordance with the Company’s certificate of incorporation, such common stock shall be entitled to one vote per share.

Dividends

The holders of shares of each series of redeemable convertible preferred stock shall be entitled to non-cumulative dividends, when and if declared by the Company’s board of directors.

The annual dividend rate in order of preference of dividend payments is (i) 8% of the original issue price for each share of Series C redeemable convertible preferred stock, (ii) 8% of the original issue price for each share of Series B redeemable convertible preferred stock, (iii) $0.136 per annum for each share of Series A redeemable convertible preferred stock, and (iv) $0.08 per annum for each share of Series Seed-1, and Series Seed-2 redeemable convertible preferred stock. These dividend rates are subject to adjustment if the Company undertakes any stock splits, stock dividends, combinations, recapitalization, or similar events. To date, no dividends have been declared.

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Liquidation Preference

A “Liquidation Event” shall mean:
(i)	a liquidation, dissolution or winding up of the Company,

(ii)	an acquisition of the Company by another person or entity, or

(iii)
an acquisition of either Shanghai Cullgen Biotechnology Co., Ltd. (“Shanghai Cullgen”) or another subsidiary of the Company to the extent such other subsidiary holds all or substantially all of the assets of the Company and its subsidiaries taken as a whole.

In the event of a Liquidation Event, the holders of redeemable convertible preferred stock shall be entitled to receive an amount equal to the original issue price, plus all declared but unpaid dividends. Liquidation preference is as follows in sequence: Series C, Series B, Series A, Series Seed-1 and Series Seed-2 preferred stock. After payment of the liquidation preference amount distributable on the redeemable convertible preferred stock, all remaining proceeds legally available for distribution to stockholders of the Company shall be distributed pro rata among the holders of the common stock and the holders of redeemable convertible preferred stock on an as-converted basis.

Common Stock

The voting, dividend, and liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers, and preferences of the holders of the redeemable convertible preferred stock. The holders of the common stock are entitled to one vote for each share of common stock held at all meetings of stockholders.

On March 2, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Gyre Therapeutics, Inc., (“Gyre”), and its wholly owned subsidiary, Helix Merger Sub Corp (“Merger Sub”) (Note 16). On March 4, 2026, certain stockholders holding approximately 98% of the outstanding shares of the Company’s preferred and common stock entered into support agreements with the Company pursuant to which such stockholders agreed not to exercise the redemption rights until the earlier of the termination of the Merger Agreement or the closing of the Merger is advisable and in the best interests of the Company and the stockholders of the Company.

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

8. Collaborations

The Company has no products approved for commercial sales and has not generated any revenue from commercial product sales. The total revenue to date has been generated principally from collaboration and license agreements.

Cullgen and Astellas Collaboration Arrangement

Agreement Terms

In June 2023, the Company entered into a Collaboration, Option and License Agreement with Astellas (the “Astellas Agreement”) to discover multiple innovative protein degraders, including a cell cycle protein degrader, and a DNA Repair degrader.

Upon signing the Astellas Agreement, the Company received an up-front, nonrefundable payment totaling $35,000 and will also receive reimbursements for research and development services performed by the Company for each research target, based on an agreed-upon level of FTE personnel effort, estimated costs and related reimbursement rate.

Astellas has the exclusive option to exclusively license the rights for preclinical & clinical development and commercialization to the compounds identified during the research activities conducted under the Agreement (the “Astella Option”). The Company is eligible to receive further payments upon the exercise of Astellas Option, the achievement of regulatory milestones, the achievement of sales milestones, and royalties on future sales of licensed compounds.

The Company evaluated the Astellas Agreement under ASC 606 as all the material units of account within the agreement represented transactions with a customer. The Company identified the following material components under the agreement: (l) pre-exercise research activities for Collaboration Cell Cycle and DNA Repair; (2) research license; and (3) Astellas Option. The Company determined that pre-exercise research activities for Collaboration Cell Cycle and DNA Repair are each distinct performance obligations within the revenue contract due to being targeted to different stages and licensed fields. The research license components of the revenue contract for Collaboration Cell Cycle and DNA Repair were determined not to be distinct within the context of the contract. Therefore, the research license has been combined with the pre-exercise research activities into a single performance obligation for each of the collaboration targets, respectively. The Company further determined the Astellas Option is not a material right. Thus, two performance obligations were identified: pre-exercise research activities for Collaboration Cell Cycle and DNA Repair.

The Company allocated the upfront payment to each performance obligation based on the relative SSP, which was determined using an expected cost plus margin approach, as follows:

Cell Cycle: $27,000

DNA Repair: $8,000

Upfront non-refundable payments allocated to each collaboration target and the reimbursements are recognized as revenue over time based on the progress towards the completion of performance obligations, which is measured by costs incurred as a percentage of estimated total cost to complete. Estimated costs to complete were reassessed on a periodic basis and accounted for prospectively.

The Company’s contract liabilities represent primarily up-front, nonrefundable payment received from the Astellas Agreement which was included in deferred revenue in the consolidated balance sheet. Contract liabilities are released and revenues are recognized over time based on the progress towards the completion of performance obligations.

The following tables present changes in the Company’s contract liability balances:

December 31, 2025
Contract liabilities	$1,000
Revenue recognized in the year from the contract liability at the beginning of the year:	10,076

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

9. Stock-Based Compensation

Stock Incentive Plan

On April 25, 2018, the Company approved the 2018 Stock Incentive Plan (the “2018 Plan”). The 2018 Plan provides for the issuance of 7,500,000 shares of common stock to officers, directors, employees, non-employee directors, and consultants of the Company through awards of stock options, restricted stock awards, restricted stock units, and other stock awards. On March 2, 2021, the board approved an increase in the number of shares to 9,000,000.
The Company has granted stock options under the 2018 Plan, exercisable at various dates as determined upon grant, and will expire no more than ten years from their date of grant. The term of an Incentive Stock Option (ISO) granted to a 10% stockholder shall not exceed five years from the date of grant. Stock options generally vest over a four-year term. The exercise price of each option shall be determined by the board of directors.
Stock option activity

The following table summarizes the stock option activity:
	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding, January 1, 2025	8,976,385	0.97	6.07	8,907
Granted
Exercised	—	—	—	—
Forfeited (unvested)	146,792	1.57	—	—
Expired (vested)	210,000	0.96	—	—
Outstanding, December 31, 2025	8,619,593	0.96	4.99	8,649
Exercisable, December 31, 2025	7,566,094	0.73	4.46	8,559
Vested and expected to vest, December 31, 2025	8,619,593	0.96	4.99	8,649

The aggregate intrinsic value in the table above is calculated as the difference between the exercise price of the awards and the fair value of the underlying common stock at each reporting date, for those awards that had exercise price below the estimated fair value of the relevant common stock. No options were granted during the year ended December 31, 2025. As of December 31, 2025, unrecognized stock-based compensation cost related to unvested stock options was $1,827, which is expected to be recognized over a weighted-average period of 2.72 years. No stock options were exercised during the year ended December 31, 2025.

Stock-Based Compensation

Stock-based compensation expense included in the Company’s consolidated statement of comprehensive loss is as follows:
Year Ended December 31, 2025
Research and development expenses	$288
General and administrative expenses	649
Total stock-based compensation expenses	$937

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)
10. Income Taxes
The Company is subject to taxation in the United States, California, China, and Australia. The Company is subject to income tax examination by tax authorities in those jurisdictions for the years beginning in 2018 as the Company was incorporated on February 26, 2018. The Company is not currently under examination by any jurisdiction.

Income (loss) before income taxes was as follows:
Year Ended December 31, 2025
U.S. operations	$(7,611)
Non-U.S. operations	(4,284)
Loss before provision for income taxes	$(11,895)

A federal current tax provision benefit of $1,090 has been recorded for the year ended December 31, 2025. The difference between the Company’s 2025 effective tax rate of 9.3% and the U.S. federal statutory tax rate of 21% is largely due to the Company's net operating losses which are offset by the valuation allowance, and a $1,111 tax benefit as a result of the One Big Beautiful Bill Act.

A reconciliation of the provision for income taxes to the amount computed by applying the statutory federal income tax rate to the net loss is summarized as follows:
Year Ended December 31, 2025
Domestic statutory rate	21.0%
Foreign rate differential	(6.8%)
R&D Super Deduction	16.8%
R&D Credits	0.7%
GILTI/Subpart F Income*	0.0%
Section 250 Deduction	0.0%

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

Year Ended December 31, 2025
Change in valuation allowance	(20.1%)
Stock Options	(1.5%)
Uncertain Tax Positions	(0.2%)
Prior Year True Ups	(0.1%)
Other Nondeductible	(0.4%)
Effective tax rate	9.3%

*	Global Intangible Low-Taxed Income, or GILTI

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2025, are shown below. The Company has established a valuation allowance against net deferred tax assets due to the uncertainty that such assets will be realized. The Company periodically evaluates the recoverability of the deferred assets. At such time as it is determined that it is more likely than not that the deferred tax asset will be realized, the valuation allowance will be reduced.
December 31, 2025
Deferred tax assets:
Net Operating Losses	$13,679
Capitalized R&D	3,047
Research and Development Credits	265
Deferred Revenue	191
Stock Options	58
Lease Liability	520
Accruals	130
Depreciation	33
Total gross deferred tax assets	$17,923
Less: Valuation allowance	(17,408)
Deferred tax assets, net	515
Deferred tax liabilities:
Right of Use Asset	(515)
Total gross deferred tax liabilities	(515)
Net deferred tax assets	$—

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

At December 31, 2025, a valuation allowance of $17,408 has been established to offset the deferred tax assets, as realization of such assets is not more likely than not.

As of December 31, 2025, the Company has federal net operating loss carryforwards of $7,068. The Company has foreign net operating loss carryforwards of $72,834 of which $72,830 were generated in China beginning in 2018 and have a carryforward period of 10 years and $4 were generated in Australia beginning in 2024 and have an unlimited carryforward period. The Company had state loss carryforwards of $18,118, which will begin to expire in 2038, if not previously utilized.

The Company has $100 remaining federal research and development credit carryforwards beginning in 2019 and has a 20-year carryforward period. The Company has state research and development credit carryforwards of approximately $326. The state research and development tax credit carryforwards may be carried forward indefinitely.

Pursuant to Internal Revenue Code Sections 382 and 383, annual use of the Company’s net operating loss and research and development tax credit carryforwards may be limited in the event a cumulative change in ownership of more than 50% occurs within a three-year period. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate. The Company has completed a Section 382 analysis to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation and determined the Company experience an ownership change. The ownership change did not materially impact the Company’s deferred tax assets.

The Company recognizes a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits, and uncertain income tax positions must meet a more likely than not recognition threshold to be recognized. The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the consolidated statements of operations. As of December 31, 2025, the Company accrued immaterial interest and penalties.

The following table summarizes the changes to the Company’s gross unrecognized tax benefits:

Year Ended December 31, 2025
Balance at beginning of year	$209
Reductions for tax positions - prior years	(31)
Additions for tax positions - current year	37
Balance at the end of the year	$215

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

11. Net Loss Per Share

The following table presents the calculation of basic and diluted net loss per share attributable to common stockholders:

Year Ended December 31, 2025
Numerator:
Net loss	$(10,805)
Accretion of redeemable convertible preferred stock	(14,801)
Net loss attributable to common stockholders	$(25,606)
Denominator:
Weighted-average common stock outstanding - basic and diluted	10,023,615
Net loss per share attributable to common stockholders - basic and diluted	$(2.55)

For the year ended December 31, 2025, the effects of all outstanding redeemable convertible preferred stock and share options were excluded from the computation of diluted loss per share as their effects would be anti-dilutive.

12. Employee Benefits

The Company has a defined contribution 401(k) plan for eligible employees. Eligible employees have the option to participate in the plan beginning on their date of hire. Under the terms of the plan, employees may make voluntary contributions as a percentage of their compensation or a flat dollar amount. Contributions to the matching program totaled $137 for the year ended December 31, 2025.

Full-time employees of the Company in the PRC are entitled to welfare benefits including pension insurance, medical insurance unemployment insurance, maternity insurance, on-the-job injury insurance, and housing fund plans through a PRC government-mandated defined contribution plan. Chinese labor regulations require that the Company makes contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Company has no legal obligation for the benefits beyond the contributions. Total contributions by the Company for such employee benefits were $1,364 for the year ended December 31, 2025.

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

13. Segments Information

The primary measure of segment profitability for the Company’s operating segment is considered to be consolidated net loss which is used by the CODMs to monitor budget versus actual results to make operating decisions, such as allocating resources to the research and development activities. Significant segment expenses reviewed by the CODM on a regular basis are research and development expenses and general and administrative expenses. Other segment items include foreign currency exchange gain (loss), interest income, other operating income, net, other income, net and income tax expense.

The following table sets forth the Company’s segment information for revenue, segment net loss, and significant expenses:
Year Ended December 31, 2025
Collaboration revenue	$15,373
Less (add):
Research and development expenses	$19,330
General and administrative expenses	10,246
Other segment items	(3,511)
Segment net loss	$(10,692)
Reconciliation of profit or loss
Adjustments and reconciling items	—
Consolidated net loss	$(10,692)

Geographic Information

Collaboration revenue consist of the following:

Year Ended December 31, 2025
Collaboration revenue
- United States	$7,305
- China	8,068
Total	$15,373

Long-lived assets consist of the following:
December 31, 2025
Long-lived assets
- United States	$1,269
- China	5,369
Total	$6,638

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

14. Related Party Transactions

The related parties that had transactions or balances with the Company for the year ended December 31, 2025 are as follows:

Name of Related Party	Relationship with the Company
Shanghai Genomics Technology, Ltd.	Entity controlled by GNI Group Ltd.
Shanghai Genomics, Inc.	Entity controlled by GNI Group Ltd.

(a) Related party transactions

Research and development expenses for the related services received from related parties were as follows:
Year Ended December 31, 2025
Shanghai Genomics Technology, Ltd.	$186
Shanghai Genomics, Inc.	112
299

Operating lease ROU assets and operating lease liabilities recognized for leases of offices from Shanghai Genomics, Inc. as of December 31, 2025 were as follows:

December 31, 2025
Operating lease right-of-use assets	$1,296
Operating lease liabilities, current	(69)
Operating lease liabilities, non-current	(1,227)

The related lease expense recognized from related parties included in “Research and development expenses” and “General and administrative expenses” in the consolidated statement of comprehensive loss were as follows:

Year Ended December 31, 2025
Research and development expenses	$122
General and administrative expenses	1

15. Commitments and Contingencies

The Company did not have any litigation, capital or other significant commitments, long-term obligations, or guarantees as of December 31, 2025 other than disclosed in these consolidated financial statements.

Although the Company is not currently subject to any litigation, and no litigation is currently threatened against it, the Company may be subject to legal proceedings, claims, and litigations arising in the ordinary course of business. Such matters are subject to many uncertainties and outcomes and are not predictable with assurance. The Company accrues amounts that it believes are adequate to address any liabilities related to legal proceedings and other loss contingencies that the Company believes will result in a probable loss that is reasonably estimable.

Index
Cullgen Inc.
Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

16. Subsequent Events

The Company has evaluated subsequent events through July15, 2026, the date on which the accompanying financial statements are available to be issued.

On February 28, 2026, the Company terminated the Agreement and Plan of Merger and Reorganization with Pulmatrix, Inc. dated as of November 13, 2024 and as amended as of April 7, 2025, in accordance with the terms thereof, effectively canceling the proposed transaction and all related agreements thereunder.

On March 2, 2026, the Company entered into a Merger Agreement with Gyre and the Merger Sub, pursuant to which the Merger Sub will merge with and into Cullgen, resulting in Cullgen becoming a wholly owned subsidiary of Gyre. The transaction is subject to customary closing conditions and will become effective upon the filing of the certificate of merger in the State of Delaware.
On May 4, 2026, in accordance with the terms of the Merger Agreement, by and among Gyre, Merger Sub and the Company, Gyre acquired Cullgen. Pursuant to the Merger Agreement, Merger Sub merged with and into Cullgen, with Cullgen continuing as a wholly owned subsidiary of Gyre and the surviving corporation of the Merger. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. The management evaluated the transaction and concluded that the merger did not impact the Company's income tax provision for the three months ended March 31, 2026. The Company will continue to evaluate the tax effects of the transaction in subsequent reporting periods.

Under the terms of the Merger Agreement, Gyre acquired Cullgen in an all-stock transaction that valued Cullgen at approximately $300 million. At the effective time of the Merger (the “Effective Time”), each then outstanding share of Cullgen capital stock (the “Cullgen Capital Stock”), excluding shares of Cullgen Capital Stock held as treasury stock immediately prior to the Effective Time and any dissenting shares, converted into (1) with respect to shares of Cullgen Capital Stock held by certain designated holders, (i) for each share of Cullgen common stock (“Cullgen Common Stock”) held by such holders, a number of shares of Gyre's Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), equal to (x) 0.4753 (the “Exchange Ratio”) divided by five, and (ii) for each share of Cullgen preferred stock (“Cullgen Preferred Stock”) held by such designated holders, a number of shares of Series B Preferred Stock equal to (x) the number of shares of Cullgen Common Stock issuable upon conversion of each share of Cullgen Preferred Stock, multiplied by the Exchange Ratio, and divided by five, and (2) with respect to shares of Cullgen Capital Stock held by each other holder, (i) for each share of Cullgen Common Stock held by such holders, a number of shares of common stock equal to the Exchange Ratio, and (ii) for each share of Cullgen Preferred Stock held by such holders, a number of shares of common stock equal to the number of shares of Cullgen Common Stock issuable upon conversion of each share of Cullgen Preferred Stock, multiplied by the Exchange Ratio. Each share of Series B Preferred Stock received in the Merger is convertible into five shares of common stock, subject to certain conditions described below with respect to the Conversion Proposal (as defined below). Notwithstanding anything herein to the contrary, in no event will Gyre issue greater than 19.99% of its issued and outstanding common stock or its voting power prior to the approval of the Conversion Proposal.

In addition, at the Effective Time (1) each then-outstanding in-the-money option to purchase shares of Cullgen Common Stock that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, ceased to represent a right to acquire shares of Cullgen Common Stock and converted into and became an option to purchase shares of common stock on the existing terms and conditions (including with respect to vesting and accelerated vesting), subject to adjustment as set forth in the Merger Agreement, (2) each then-outstanding option to purchase shares of Cullgen Common Stock that was not an in-the-money option and was outstanding and unexercised immediately prior to the Effective Time was cancelled at the Effective Time for no consideration, and (3) each Cullgen restricted stock unit will vest and be settled for Cullgen Common Stock and the holder thereof received a number of shares of common stock calculated in accordance with the Merger Agreement.

INDEX TO CULLGEN’S CONSOLIDATED FINANCIAL STATEMENTS

Page
Condensed Consolidated Balance Sheets as of December 31, 2025 and March 31, 2026	2
Condensed Consolidated Statements of Comprehensive Loss for the Three months ended March 31, 2025 and 2026	3
Condensed Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the Three months ended March 31, 2025 and 2026	4
Condensed Consolidated Statements of Cash Flows for the Three months ended March 31, 2025 and 2026	5
Notes to Consolidated Financial Statements for the Three months ended March 31, 2025 and 2026	6

1

Index
Cullgen Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)
	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$13,322	$12,122
Short-term investments	21,998	28,085
Prepaid expenses and other receivables, net	2,442	6,786
Total current assets	37,762	46,993
Non-current assets:
Property and equipment, net	3,879	3,951
Operating lease right-of-use assets	2,703	2,478
Other non-current assets	208	209
Total non-current assets	6,790	6,638
Total assets	$44,552	$53,631

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$1,538	$1,211
Accrued expenses and other current liabilities	2,417	2,633
Operating lease liabilities, current	548	483
Deferred revenue, current	69	1,170
Total current liabilities	4,572	5,497
Non-current liabilities:
Operating lease liabilities, non-current	2,157	2,001
Deferred revenue, non-current	58	57
Total non-current liabilities	2,215	2,058
Total liabilities	6,787	7,555
Commitments and contingencies (Note 13)
Redeemable convertible preferred stock, $0.0001 par value per share, 57,821,355 shares authorized as of March 31, 2026 and December 31, 2025; 57,821,355 shares issued and outstanding as of March 31, 2026 and December 31, 2025; aggregate liquidation preference of $116,000 as of March 31, 2026 and December 31, 2025	177,403	173,467
Stockholders’ deficit:
Common stock, $0.0001 par value per share, 143,329,269 shares authorized as of March 31, 2026 and December 31, 2025; 10,023,615 shares issued and outstanding as of March 31, 2026 and December 31, 2025	1	1
Additional paid-in capital	5,372	5,127
Accumulated deficit	(144,834)	(132,179)
Accumulated other comprehensive loss	(177)	(340)
Total stockholders’ deficit	(139,638)	(127,391)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$44,552	$53,631

The accompanying footnotes are an integral part of these consolidated financial statements.
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Index
Cullgen Inc.
Condensed Consolidated Statements of Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)
	Three months ended March 31,
	2026	2025

Collaboration Revenue	$1,911	$8,513
Operating expenses:
Research and development expenses	(4,743)	(4,996)
General and administrative expenses	(6,785)	(3,249)
Total operating expenses	(11,528)	(8,245)
Other operating income, net	335	288
(Loss) income from operations	(9,282)	556
Foreign currency exchange gain	191	59
Interest income	285	587
Other income, net	16	2
(Loss) income before income taxes	(8,790)	1,204
Income tax benefit	71	—
Net (loss) income	(8,719)	1,204
Accretion of redeemable convertible preferred stock	(3,936)	(3,565)
Net loss attributable to common stockholders	$(12,655)	$(2,361)
Net loss per share attributable to common stockholders - basic and diluted	$(1.26)	$(0.24)
Weighted average common stocks outstanding - basic and diluted	10,023,615	10,023,615

Other comprehensive (loss) income, net of tax:
Unrealized gain (loss) on short-term investments	$(51)	$18
Reclassification adjustment for gains included in net loss	(8)	(4)
Foreign currency translation adjustments, net of tax	222	28
Comprehensive (loss) income	(8,556)	1,246
Comprehensive loss attributable to common stockholders	$(12,492)	$(2,319)

The accompanying footnotes are an integral part of these consolidated financial statements.
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Cullgen Inc.
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(In thousands, except share data)
(Unaudited)
	Redeemable convertible preferred stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance, January 1, 2025	57,821,355	$158,666	10,023,615	$1	$4,190	$(785)	$(106,573)	$(103,167)
Stock-based compensation expense	—	—	—	—	316	—	—	316
Accretion of redeemable convertible preferred stock	—	3,565	—	—	—	—	(3,565)	(3,565)
Unrealized gains on short-term investments	—	—	—	—	—	18	—	18
Foreign currency translation adjustment	—	—	—	—	—	28	—	28
Reclassification adjustment for gains included in net loss	—	—	—	—	—	(4)	—	(4)
Net income	—	—	—	—	—	—	1,204	1,204
Balance, March 31, 2025	57,821,355	$162,231	10,023,615	$1	$4,506	$(743)	$(108,934)	$(105,170)
Balance, January 1, 2026	57,821,355	$173,467	10,023,615	$1	$5,127	$(340)	$(132,179)	$(127,391)
Stock-based compensation expense	—	—	—	—	245	—	—	245
Accretion of redeemable convertible preferred stock	—	3,936	—	—	—	—	(3,936)	(3,936)
Unrealized loss on short-term investments	—	—	—	—	—	(51)	—	(51)
Reclassification adjustment for gains included in net loss	—	—	—	—	—	(8)	—	(8)
Foreign currency translation adjustment	—	—	—	—	—	222	—	222
Net loss	—	—	—	—	—	—	(8,719)	(8,719)
Balance, March 31, 2026	57,821,355	$177,403	10,023,615	$1	$5,372	$(177)	$(144,834)	$(139,638)

The accompanying footnotes are an integral part of these consolidated financial statements.
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Cullgen Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three months ended March 31,
	2026	2025

Cash flows from operating activities:
Net (loss) income	$(8,719)	$1,204
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	245	316
Non-cash operating lease expenses	240	233
Depreciation and amortization	181	190
Accretion of premium or discount on short-term investments	13	(24)
Foreign currency exchange gain	40	(2)
Transaction costs	3,865	—
Others	75	16
Changes in operating assets and liabilities:
Prepaid expense and other current assets	512	(755)
Amounts due from related parties	—	26
Accounts payable	327	895
Deferred revenue	(1,100)	(6,251)
Accrued expenses and other current liabilities	(241)	93
Operating lease liabilities	(222)	(200)
Net cash used in operating activities	(4,784)	(4,259)
Cash flows from investing activities:
Purchase of property and equipment	(55)	(98)
Purchase of available-for-sale securities	(2,032)	(4,548)
Purchase of time deposits	—	(3,000)
Proceeds from disposal of property, plant and equipment	—	1
Proceeds of available-for-sale securities	7,991	5,747
Proceeds of time deposits	—	6,000
Net cash provided by investing activities	5,904	4,102
Cash flows from financing activities:
Payments of transaction costs	—	(1,001)
Net cash used in financing activities	—	(1,001)
Effect of exchange rate changes on cash, cash equivalents	80	21
Net increase (decrease) in cash and cash equivalents	1,120	(1,158)
Cash and cash equivalents at beginning of period	12,122	27,235
Cash and cash equivalents at end of period	$13,322	$26,098
Supplemental disclosure of cash flow information:
Income tax returned	1,110	177
Supplemental disclosure of non-cash operating activities:
Right-of-use assets obtained in exchange for operating lease liabilities	380	1,442
Supplemental disclosure of non-cash investing and financing activities:
Accretion of redeemable convertible preferred stock	3,936	3,565
Unpaid transaction costs included in accrued expenses and other current liabilities	208	564

The accompanying footnotes are an integral part of these consolidated financial statements.
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Cullgen Inc.
Notes to Condensed Consolidated Financial Statements (Unaudited)
1. Description of Business and Liquidity
Cullgen Inc., or together with its subsidiaries, the Company, was incorporated in the state of Delaware on January 12, 2018. The Company is a biopharmaceutical company dedicated to the development of medicines for the treatment of diseases lacking effective therapeutic approaches. The Company is headquartered in San Diego, California.
On May 4, 2026 (the “Merger Closing Date”), the Company was acquired by Gyre Therapeutics, Inc., a Delaware corporation (“Gyre”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated March 2, 2026 (the “Merger Agreement”), by and among the Company, Gyre and Helix Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Gyre (“Merger Sub”). Pursuant to the Merger Agreement, among other matters, Merger Sub merged with and into the Company, with the Company continuing as a wholly owned subsidiary of Gyre and the surviving corporation of the merger (the “Merger”). See Note 14 — Subsequent Events.
Risks and Uncertainties
The Company is subject to risks common to companies in the biopharmaceutical industry, including but not limited to, the need for additional capital, risks of failure of preclinical studies and clinical trials, dependence on key personnel, protection of proprietary technology, and development of technological innovations by competitors.
Liquidity and Capital Resources
Since its inception, the Company’s primary activities have been focused on performing research and development activities, building the Company’s intellectual property, recruiting personnel, and raising capital to support these activities. To date, the Company has funded its operations primarily with proceeds received from the issuances of redeemable convertible preferred stock and common stock, and through its collaboration agreements.
The Company has incurred recurring losses since its inception. As of March 31, 2026 and December 31, 2025, the Company had an accumulated deficit of $144,834 and $132,179, respectively. To date, the Company has not generated any revenue from product sales as none of its product candidates has been approved for commercialization. The Company expects to continue to generate operating losses for the foreseeable future.
The Company currently expects that its existing cash, cash equivalents and short-term investments will be sufficient to fund operating expenses and capital requirements for at least the next 12 months. However, the Company may potentially continue to have an ongoing need to raise additional cash from outside sources to fund its operations. The Company plans to continue to fund its operations through capital raising, collaborations or partnerships with other companies.
2. Summary of Significant Accounting Policies
Basis of Presentation and Consolidation
The accompanying consolidated financial statements of the Group are prepared in accordance with U.S generally accepted accounting principles (“U.S. GAAP”) and include the accounts of the Company and its subsidiaries. All intercompany balances, transactions, and profits are eliminated through the preparation of the consolidated financial statements.
The interim condensed consolidated balance sheet as of March 31, 2026, the interim condensed consolidated statements of comprehensive loss, changes in shareholders’ redeemable convertible preferred stock and stockholders’ deficit and cash flows for the three months ended March 31, 2025 and 2026, and the related footnote disclosures are unaudited. These unaudited interim condensed consolidated financial statements are prepared in accordance with U.S. GAAP for interim financial statements using accounting policies that are consistent with those used in the preparation of the Company’s audited consolidated financial statements for the year ended December 31, 2025. Accordingly, these unaudited interim condensed consolidated financial statements do not include all of the information and footnotes required by U.S. GAAP for annual financial statements. These financial statements should be read in conjunction with the Company’s consolidated financial statements and related footnotes for the year ended December 31, 2025. The results for the three months ended March 31, 2026 are not necessarily indicative of the results expected for the year ending December 31, 2026 or any future period.
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Use of Estimates
The preparation of consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates include revenue recognition, accruals for research and development expenses, valuation of stock-based compensation awards, and estimating the incremental borrowing rate for leases. Actual results may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.
Fair Value of Financial Instruments
Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1 — This level consists of quoted prices in active markets for identical assets or liabilities.
Level 2 — This level consists of quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.
Level 3 — This level consists of unobservable inputs in situations where there is little or no market activity of the asset and liability, and the reporting entity makes estimates of assumptions relating to the pricing of the asset or liability, including assumptions regarding risk.
The Company’s cash equivalents and short-term investments are carried at fair value, determined according to the fair value hierarchy described above. The carrying values reported in the Company’s consolidated balance sheets for cash, accounts payable, and accrued expenses are reasonable estimates of their fair values due to the short-term nature of these items.
Net Loss Per Share
Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive common shares, using the two-class method.
Under the two-class method, net income is allocated between common stock and participating securities based on dividends declared or accumulated and participating rights in undistributed earnings as if all the earnings for the reporting period had been distributed.
The Company’s participating securities do not share in losses of the Company. Therefore, the basic net loss per share is the same as diluted net loss per share as the inclusion of all potentially dilutive securities would have been anti-dilutive given the net loss of the Company for all the periods presented.
Recently Issued Accounting Pronouncements Not Yet Adopted
In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”) which requires enhanced disclosure of specified categories of expenses included in certain expense captions presented on the face of the income statement. This guidance will be effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. The Company is currently evaluating the new guidance to determine its adoption approach and the impact on the presentation and disclosures of its consolidated statements of operations and comprehensive loss.
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Index
3. Fair Value Measurements
The following tables present the Company’s fair value hierarchy for its assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of March 31, 2026
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents
Money market funds	$3,473	$—	$—	$3,473
Short-term investments
Time deposit
Available-for-sale securities
U.S. government agency securities	—	2,016	—	2,016
Corporate debt securities	—	18,026	—	18,026
Commercial paper	—	1,956	—	1,956
Total assets	$3,473	$21,998	$—	$25,471

	Fair Value Measurements as of December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents
Money market funds	$167	$—	$—	$167
Short-term investments
Time deposit
Available-for-sale securities
U.S. government agency securities		2,000	—	2,000
Corporate debt securities		23,146	—	23,146
Commercial paper	—	2,939	—	2,939
Total assets	$167	$28,085	$—	$28,252

Money market funds are valued by the Company based on quoted market prices, which represent a Level 1 measurement within the fair value hierarchy. U.S. government agency securities, corporate debt securities and U.S. commercial paper are valued by the Company using quoted prices in active markets for similar securities, which represent a Level 2 measurement within the fair value hierarchy.
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Index
4. Short-Term Investments
The amortized cost, gross unrealized holding gains or losses, and fair value of the Company’s short-term investments by major security type as of March 31, 2026 and December 31, 2025, are summarized in the table below (in thousands):
	March 31, 2026
	Amortized Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments:
Time deposit	$—	$—	$—	$—
Available-for-sale securities
U.S. government agency securities	2,000	16	—	2,016
Corporate debt securities	17,864	162	—	18,026
Commercial paper	1,959	(3)	—	1,956
Total	$21,823	$175	$—	$21,998

	December 31, 2025
	Amortized Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments:
Time deposit	$—	$—	$—	$—
Available-for-sale securities
U.S. government agency securities	2,000	—	—	2,000
Corporate debt securities	22,866	280	—	23,146
Commercial paper	2,939	—	—	2,939
Total	$27,805	$280	$—	$28,085

5. Consolidated Balance Sheet Components
Prepaid Expenses and Other Current Assets
The prepaid expenses and other current assets are comprised of the following (in thousands):
	March 31,	December 31,
	2026	2025

Advances to research and development suppliers	$821	$615
Advances to other suppliers	557	391
Deferred transaction costs	—	3,831
Income tax recoverable	—	1,069
Other tax recoverable	1,064	880
Total prepaid expenses and other current assets	$2,442	$6,786

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Index
Property and Equipment, Net
Property, plant and equipment, net, consist of the following (in thousands):
	March 31,	December 31,
	2026	2025

Furniture and fixtures	$66	$66
Equipment	5,157	5,073
Leasehold improvements	2,313	2,238
Total property and equipment	7,536	7,377
Less: Accumulated depreciation	(3,657)	(3,426)
Total property and equipment, net	$3,879	$3,951

Depreciation expenses for the three months ended March 31, 2026 and 2025, were $180 and $140, respectively.
6. Leases
Operating Leases
The Company leases facilities under noncancelable operating leases maturing at various dates through February 2037.
The components of lease expense are as follows (in thousands):
	Three months ended March 31,
	2026	2025
Operating lease expense	$240	$175

The Company’s short-term lease expense for the year is immaterial to the financial statements. As of March 31, 2026 and 2025, the Company had no significant lease contract that has been entered into but not yet commenced.
The weighted average remaining lease term and discount rate related to the Company’s operating leases are as follows:
	March 31,	December 31,
	2026	2025
Weighted-average lease term (in years)	9.75	9.95
Weighted-average discount rate	9.44%	9.42%

The following information represents supplemental disclosure for the statement of cash flows related to the operating leases (in thousands):
	Three months ended March 31,
	2026	2025
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows under operating leases	$222	$200

Future minimum lease payments under operating lease agreements as of March 31, 2026, are as follows (in thousands):
Year Ending December 31,	Operating Leases
2026 (remaining 9 months)	$562
2027	804
2028	669
2029	217
2030	193
Thereafter	1,171
Total minimum lease payments	3,616
Less: imputed interest	911
Total lease liability	$2,705

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Index
7. Redeemable Convertible Preferred Stock and Common Stock
The Company had authority to issue 201,150,624 shares of stock as of March 31, 2026 and December 31, 2025, consisting of 143,329,269 shares of Common Stock, $0.0001 par value, as of March 31, 2026 and December 31, 2025; and 57,821,355 shares of Preferred Stock, $0.0001 par value, as of March 31, 2026 and December 31, 2025.
As of March 31, 2026, the Company’s redeemable convertible preferred stock consisted of the following (in thousands, except share and per share data):

	March 31, 2026
	Shares Authorized	Shares Issued and Outstanding	Issue Price Per Share	Conversion Price Per Share	Net Carrying Value	Aggregate Liquidation Preference
Series Seed-1*	10,000,000	10,000,000	$1.00	$1.00	$8,560	$10,000
Series Seed-2*	5,000,000	5,000,000	$1.00	$0.80	8,637	5,000
Series A	9,411,765	9,411,765	$1.70	$1.70	31,378	16,000
Series B*	20,080,321	20,080,321	$2.49	$2.49	82,826	50,000
Series C*	13,329,269	13,329,269	$2.63	$2.63	46,002	35,000
Total	57,821,355	57,821,355			$177,403	$116,000

As of December 31, 2025, the Company’s redeemable convertible preferred stock consisted of the following (in thousands, except share and per share data):

	December 31, 2025
	Shares Authorized	Shares Issued and Outstanding	Issue Price Per Share	Conversion Price Per Share	Net Carrying Value	Aggregate Liquidation Preference
Series Seed-1*	10,000,000	10,000,000	$1.00	$1.00	$8,560	$10,000
Series Seed-2*	5,000,000	5,000,000	$1.00	$0.80	8,637	5,000
Series A	9,411,765	9,411,765	$1.70	$1.70	30,606	16,000
Series B*	20,080,321	20,080,321	$2.49	$2.49	80,790	50,000
Series C*	13,329,269	13,329,269	$2.63	$2.63	44,874	35,000
Total	57,821,355	57,821,355			$173,467	$116,000

*
As of March 31, 2026 and December 31, 2025, all of the shares of Series Seed-I and Series Seed-2, 4,016,064 shares of Series B, and 2,285,018 shares of Series C, were issued to GNI USA, Inc.; and 4,819,278 shares of Series B were issued to GNI Group Ltd.

8. Collaborations
The Company has no products approved for commercial sales and has not generated any revenue from commercial product sales. The total revenue to date has been generated principally from collaboration and license agreements.
The Company’s contract liabilities represent primarily up-front, nonrefundable payment received from the Astellas Agreement which was included in deferred revenue in the consolidated balance sheets. Contract liabilities are released and revenues are recognized over time based on the progress towards the completion of performance obligations.
The following tables present changes in the Company’s contract liability balances (in thousands):
	March 31,
	2026	2025
Contract liabilities	$—	$4,824
Revenue recognized in the year from the contract liability at the beginning of the period:	1,000	6,292

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Index
9. Income Taxes
The Company did not provide for any income taxes in its condensed consolidated statement of operations and comprehensive (loss) income for the three months ended March 31, 2026 and 2025. Management considered the Company’s history of cumulative net losses incurred since inception, its early stage of development of its product candidates, and its projection of book and tax losses for the year ending December 31, 2026. Based on its evaluation of the positive and negative evidence bearing upon its ability to realize its deferred tax assets, the Company determined that it is more likely than not that it will not realize such benefits. Accordingly, the Company has recorded a full valuation allowance against its deferred tax assets as of March 31, 2026 and December 31, 2025, and recorded $71 and  nil income taxes benefit for the three months ended March 31, 2026, and 2025, respectively. Management reevaluates the positive and negative evidence at each reporting period.
10. Net Loss Per Share
The following table presents the calculation of basic and diluted net loss per share attributable to common stockholders (in thousands):
	Three months ended March 31,
	2026	2025

Numerator:
Net (loss) income	$(8,719)	$1,204
Accretion of redeemable convertible preferred stock	(3,936)	(3,565)
Net loss attributable to common stockholders	$(12,655)	$(2,361)
Denominator:
Weighted-average common stock outstanding - basic and diluted	10,023,615	10,023,615
Net loss per share attributable to common stockholders - basic and diluted	$(1.26)	$(0.24)

For the three months ended March 31, 2026 and 2025 the effects of all outstanding redeemable convertible preferred stock and share options were excluded from the computation of diluted loss per share as their effects would be anti-dilutive.
11. Segments Information
The primary measure of segment profitability for the Company’s operating segment is considered to be consolidated net loss which is used by the CODMs to monitor budget versus actual results to make operating decisions, such as allocating resources to the research and development activities. Significant segment expenses reviewed by the CODM on a regular basis are research and development expenses and general and administrative expenses. Other segment items include foreign currency exchange gain, interest income, other income, net and income tax benefit.
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Index
The following table sets forth the Company’s segment information for revenue, segment net income (loss), and significant expenses (in thousands):
	Three months ended March 31,
	2026	2025

Collaboration revenue	$1,911	$8,513
Less (add):
Research and development expenses	4,743	4,996
General and administrative expenses	6,785	3,249
Other segment items	(898)	(936)
Segment net (loss) income	(8,719)	1,204

Reconciliation of profit or loss
Adjustments and reconciling items	—	—
Consolidated net (loss) income	(8,719)	1,204

Geographic Information
Collaboration revenue consist of the following (in thousands):
	Three months ended March 31,
	2026	2025

Collaboration revenue
- United States	$928	$4,101
- China	983	4,412
Total	1,911	8,513

Long-lived assets consist of the following (in thousands):
	Three months ended March 31,
	2026	2025

Long-lived assets
- United States	$1,167	$1,637
- China	5,623	5,817
Total	6,790	7,454

12. Related Party Transactions
The related parties that had balances with the Company as of March 31, 2026 and December 31, 2025 and transactions for the three months ended March 31, 2026 and 2025 are as follows:
Name of Related Party	Relationship with the Company
Shanghai Genomics Technology, Ltd.	Entity controlled by GNI Group Ltd.
Shanghai Genomics, Inc.	Entity controlled by GNI Group Ltd.

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(a) Related party transactions
Research and development expenses for the related services received from related parties were as follows (in thousands):
	Three months ended March 31,
	2026	2025

Shanghai Genomics Technology, Ltd.	$47	$24

Operating lease ROU assets and operating lease liabilities recognized for leases of offices from Shanghai Genomics, Inc. as of March 31, 2026 and December 31, 2025 were as follows (in thousands):
	March 31,	December 31,
	2026	2025

Operating lease right-of-use assets	$1,299	$1,296
Operating lease liabilities, current	(72)	(69)
Operating lease liabilities, non-current	(1,227)	(1,227)

The related lease expense recognized from related parties included in “Research and development expenses” and “General and administrative expenses” in the interim condensed consolidated statements of comprehensive loss were as follows (in thousands):
	Three months ended March 31,
	2026	2025

Research and development expenses	$19	$18
General and administrative expenses	60	56

13. Commitments and Contingencies
The Company did not have any litigation, capital or other significant commitments, long-term obligations, or guarantees as of March 31, 2026 and December 31, 2025 other than disclosed in these interim condensed consolidated financial statements.
Although the Company is not currently subject to any litigation, and no litigation is currently threatened against it, the Company may be subject to legal proceedings, claims, and litigations arising in the ordinary course of business. Such matters are subject to many uncertainties and outcomes and are not predictable with assurance. The Company accrues amounts that it believes are adequate to address any liabilities related to legal proceedings and other loss contingencies that the Company believes will result in a probable loss that is reasonably estimable.
14. Subsequent Events
The Company has evaluated subsequent events through July 15, 2026, the date on which the accompanying interim condensed consolidated financial statements are available to be issued.
On May 4, 2026, in accordance with the terms of the Merger Agreement, by and among Gyre, Merger Sub and the Company, Gyre acquired Cullgen. Pursuant to the Merger Agreement, Merger Sub merged with and into Cullgen, with Cullgen continuing as a wholly owned subsidiary of Gyre and the surviving corporation of the Merger. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. The management evaluated the transaction and concluded that the merger did not impact the Company's income tax provision for the three months ended March 31, 2026. The Company will continue to evaluate the tax effects of the transaction in subsequent reporting periods.
Under the terms of the Merger Agreement, Gyre acquired Cullgen in an all-stock transaction that valued Cullgen at approximately $300 million. At the effective time of the Merger (the “Effective Time”), each then outstanding share of Cullgen capital stock (the “Cullgen Capital Stock”), excluding shares of Cullgen Capital Stock held as treasury stock immediately prior to the Effective Time and any dissenting shares, converted into (1) with respect to shares of Cullgen Capital Stock held by certain designated holders, (i) for each share of Cullgen common stock (“Cullgen Common Stock”) held by such holders, a number of shares of Gyre’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), equal to (x) 0.4753 (the “Exchange Ratio”) divided by five, and (ii) for each share of Cullgen preferred stock (“Cullgen Preferred Stock”) held by such designated holders, a number of shares of Series B Preferred Stock equal to (x) the number of shares of Cullgen Common Stock issuable upon conversion of each share of Cullgen Preferred Stock, multiplied by the Exchange Ratio, and divided by five, and (2) with respect to shares of Cullgen Capital Stock held by each other holder, (i) for each share of Cullgen Common Stock held by such holders, a number of shares of common stock equal to the Exchange Ratio, and (ii) for each share of Cullgen Preferred Stock held by such holders, a number of shares of common stock equal to the number of shares of Cullgen Common Stock issuable upon conversion of each share of Cullgen Preferred Stock, multiplied by the Exchange Ratio. Each share of Series B Preferred Stock received in the Merger is convertible into five shares of common stock, subject to certain conditions described below with respect to the Conversion Proposal (as defined below). Notwithstanding anything herein to the contrary, in no event will Gyre issue greater than 19.99% of its issued and outstanding common stock or its voting power prior to the approval of the Conversion Proposal.
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In addition, at the Effective Time (1) each then-outstanding in-the-money option to purchase shares of Cullgen Common Stock that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, ceased to represent a right to acquire shares of Cullgen Common Stock and converted into and became an option to purchase shares of common stock on the existing terms and conditions (including with respect to vesting and accelerated vesting), subject to adjustment as set forth in the Merger Agreement, (2) each then-outstanding option to purchase shares of Cullgen Common Stock that was not an in-the-money option and was outstanding and unexercised immediately prior to the Effective Time was cancelled at the Effective Time for no consideration, and (3) each Cullgen restricted stock unit will vest and be settled for Cullgen Common Stock and the holder thereof received a number of shares of common stock calculated in accordance with the Merger Agreement.

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